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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)                 April 16, 1999


                  BLACK HAWK GAMING & DEVELOPMENT COMPANY, INC.
       ------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


            Colorado                        0-21736             84-1158484
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(State or other jurisdiction of  (Commission File Number)   (I.R.S. Employer
  incorporation or organization)                            Identification No.)


240 Main Street
Post Office Box 21
Black Hawk, Colorado                                              80422
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(Address of principal executive offices)                        (Zip Code)



Registrant's telephone number, including area code:           (303) 582-1117
                                                              --------------


                                      None
       ------------------------------------------------------------------
       Former name or former address if changed since date of last filing


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Item 5. Other Events.

         On April 16, 1999, Black Hawk Gaming & Development Company, Inc. executed a Credit Agreement with a banking syndicate headed by Wells Fargo Bank, National Association ("Wells Fargo").

         The Credit Agreement was entered into by and among Black Hawk/Jacobs Entertainment, LLC, a Colorado limited liability company ("BHJE"), Black Hawk Gaming & Development Company, Inc., a Colorado corporation ("BHGD"), Gilpin Ventures, Inc., a Colorado corporation ("GVI") and Gilpin Hotel Venture, a Colorado joint venture ("GHVP"), all affiliates of BHGD and collectively the "Borrowers".

         GVI is a wholly owned subsidiary of BHGD. GHVP is a joint venture partnership between BHGD and GVI, each as to an undivided one-half (1/2) interest in the Gilpin Hotel Casino. BHJE is the owner and operator of The Lodge Casino. BHGD owns 75% of The Lodge Casino.

         On March 7, 1997, BHJE and Wells Fargo, as lender and agent bank, established a credit facility in the maximum principal amount of $40,000,000 (the "BHJE Loan") under a Construction and Reducing Revolving Credit Agreement by and between BHJE, as Borrower, and Wells Fargo, as lender and agent bank.

         On or about April 24, 1998, BHGD, GVI and GHVP, as Borrowers, and Wells Fargo, as lender and agent bank, established a reducing revolving credit facility in the maximum principal amount of $20,000,000 (the "BHGD Loan") under a Credit Agreement by and between BHGD, GVI and GHVP, as borrowers, and Wells Fargo as a lender and agent bank.

         BHJE, BHGD, GVI and GHVP desired to consolidate the BHJE Loan and BHGD Loan and establish a revolving line of credit as co-borrowers. Wells Fargo and the lenders were willing to establish a new four year credit facility in the initial principal amount of $65,000,000, which included a subfacility for the issuance of standby letters of credit in the maximum aggregate amount of $10,000,000 and a swingline loan as a subfacility in the maximum aggregate amount of $5,000,000.

         Some of the more important terms of the Credit Agreement are as follows:

                  (i) the facility under the Credit Agreement is a four year reducing revolving commitment. Approximately $47,000,000 was drawn down at closing to repay the BHJE Loan, the BHGD Loan and pay related loan costs and fees;

                  (ii) the facility presently bears interest at the rate of approximately 8.25%


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                  (iii)    beginning July 1, 2000, the maximum credit line
                           available will be reduced by $1,300,000 per quarter until July 1, 2001 when it will be reduced by $2,275,000 per quarter until July 1, 2002 when it will be reduced by $3,250,000 per quarter until maturity when the outstanding balance of the facility will be due;

                  (iv) the Credit Agreement contains a number of affirmative and negative covenants which, among other things, requires the Borrowers to maintain certain financial ratios and refrain from certain actions without Wells Fargo's concurrence; and

                  (v) all of the assets of the Borrowers are pledged as security for repayment of the credit facility. The Credit Agreement also contains customary events of default provisions.

         Reference is made to Item 7 hereof under which the Credit Agreement is filed. The foregoing summary is qualified in its entirety to such Credit Agreement.


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Item 7.  Financial Statements and Exhibits.

         (a)      The following is filed as an exhibit herewith:

                  Exhibit No.                          Description

                    99.10A                           Credit Agreement







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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          BLACK HAWK GAMING & DEVELOPMENT
                                          COMPANY, INC.



                                          By:  /s/ Stephen R. Roark
                                             ----------------------------------
                                                Stephen R. Roark, President

Date:  April 28, 1999




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                                INDEX TO EXHIBIT

                  Exhibit
                  Number                     Description
                  -------                    -----------
                   99.10A                    Credit Agreement